EXHIBIT 99.1
PRESS RELEASE
Contacts:
James E. Green, Executive Vice President, Corporate Affairs
423-989-8125
David E. Robinson, Senior Director, Corporate Affairs
423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
THIRD-QUARTER 2007 FINANCIAL RESULTS
Highlights Shift In Strategic Focus
BRISTOL, TENNESSEE, November 8, 2007 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues increased 11% to $545 million during the third quarter ended September 30, 2007, compared to $492 million in the third quarter of 2006. As a result of the special charges detailed below, the reported net loss equaled $41 million and diluted loss per share equaled $0.17 during the third quarter of 2007, compared to net earnings of $90 million and diluted earnings per share of $0.37 in the third quarter of the prior year. Excluding special items, net earnings equaled $128 million and diluted earnings per share equaled $0.52 during the third quarter ended September 30, 2007, compared to net earnings of $106 million and diluted earnings per share of $0.44 in the third quarter of 2006.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “We are pleased with the Company’s continued strong quarterly revenue and cash flow from operations. In light of recent developments, we have moved quickly to accelerate our planned strategic shift to emphasize our neuroscience, hospital and acute care medicine platforms. As a result, we recorded a number of special items in the third quarter. This included a restructuring of our organization, particularly our sales force, to best support our strategic priorities.”
Mr. Markison added, “Consistent with the strategic shift initiated in 2005, we have sharpened our focus on specialty driven markets where we have a strong presence and a demonstrated commitment to meeting the needs of our customers. By leveraging King’s solid financial position, we will continue to enhance our presence in our targeted markets and opportunistically expand into other attractive specialty markets. Our recently announced alliance with Acura Pharmaceuticals to develop and commercialize ACUROX™ Tablets and other products utilizing Acura’s Aversion® Technology platform exemplifies this strategy, significantly strengthening King’s pain management franchise.”
Mr. Markison concluded, “We are confident that our focus on specialty driven markets will maximize King’s potential for long-term growth, enabling us to deliver on the expectations of our shareholders.”
As of September 30, 2007, the Company’s cash and cash equivalents and investments in debt securities totaled approximately $1.1 billion. The Company generated cash flow from operations of $174 million during the third quarter of 2007.

Net revenue from branded pharmaceuticals totaled $472 million for the third quarter of 2007, a 9% increase from $433 million during the third quarter of 2006.
ALTACE® (ramipril) net sales totaled $169 million during the third quarter of 2007, compared to $159 million during the third quarter of 2006.
Net sales of SKELAXIN® (metaxalone) totaled $106 million during each of the third quarters of 2007 and 2006.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $69 million during the third quarter of 2007, compared to $70 million during the third quarter of 2006.
Net sales of AVINZA® (morphine sulfate extended release) totaled $32 million during the third quarter of 2007. The Company acquired AVINZA® in February 2007.
Net sales of SONATA® (zaleplon) totaled $18 million during the third quarter of 2007, compared to $19 million during the third quarter of the prior year.
LEVOXYL® (levothyroxine sodium tablets, USP) net sales decreased to $21 million during the third quarter ended September 30, 2007 from $25 million during the third quarter of 2006.
King’s Meridian Medical Technologies business contributed revenue totaling $48 million during the third quarter of 2007, compared to $37 million during the same period of the prior year.
Royalty revenues, derived primarily from ADENOSCAN® (adenosine), totaled $20 million during the third quarter ended September 30, 2007. For the third quarter ended September 30, 2007, net revenue from contract manufacturing equaled $2 million.
Webcast Information
King will conduct a webcast today which may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. Interested persons may listen to the webcast on Thursday, November 8, 2007, at 11:00 a.m., E.S.T., by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/web_casts.asp
If you are unable to participate during the live event, the webcast will be archived on King’s web site at the same link for not less than 30 days after the webcast.
About Special Items
Under Generally Accepted Accounting Principles (“GAAP”), reported “net earnings” and “diluted earnings per share” include special items. In addition to the reported results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the third quarters and nine months ended September 30, 2007 and 2006, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King’s management. A reconciliation of non-GAAP financial measures referenced herein and King’s reported financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the Company’s plan to continue enhancing its presence in target, specialty driven markets; statements pertaining to the Company’s potential for long-term growth and ability to deliver on the expectations of its shareholders; and statements pertaining to the Company’s planned webcast to discuss its third-quarter 2007 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the future level of demand for and net sales of King’s branded pharmaceutical products; dependence on King’s ability to successfully market its branded pharmaceutical products; dependence on King’s ability to increase its presence in its targeted specialty driven markets; dependence on King’s ability to continue to acquire branded pharmaceutical products, including products in development; dependence on King’s ability to continue to successfully execute the Company’s strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on King’s ability to successfully integrate its acquisitions; dependence on the Company’s ability to continue to advance the development of its pipeline products as planned;

dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products in which King has an interest; dependence on the unpredictability of the duration and results of the U.S. Food and Drug Administration’s (“FDA”) review of Investigational New Drug applications (“IND”), New Drug Applications (“NDA”), and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide that relate to those projects; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; dependence on King’s compliance with FDA and other government regulations that relate to the Company’s business; dependence on King’s ability to conduct its webcast as currently planned on November 8, 2007; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended June 30, 2007, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,943	$113,777
Investments in debt securities	1,051,876	890,185
Marketable securities	2,273	—
Accounts receivable, net	264,805	263,939
Inventories	148,763	202,577
Deferred income tax assets	111,272	81,991
Income tax receivable	4,817	—
Prepaid expenses and other current assets	33,016	106,595
Current assets held for sale	13,519	14,409

Total current assets	1,655,284	1,673,473

Property, plant and equipment, net	250,203	244,382
Intangible assets, net	832,326	790,313
Goodwill	129,145	121,152
Deferred income tax assets	340,237	271,554
Marketable securities	—	11,578
Other assets	98,552	93,347
Assets held for sale	72,526	123,732

Total assets	$3,378,273	$3,329,531

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,033	$77,158
Accrued expenses	394,057	510,137
Income taxes payable	—	30,501

Total current liabilities	453,090	617,796

Long-term debt	400,000	400,000
Other liabilities	66,635	23,129

Total liabilities	919,725	1,040,925

Commitments and contingencies
Shareholders’ equity:
Common stock no par value, 600,000,000 shares authorized, 244,414,548 and 243,151,223 shares issued and outstanding, respectively	1,274,550	1,244,986
Retained earnings	1,182,539	1,043,902
Accumulated other comprehensive income	1,459	(282)

Total shareholders’ equity	2,458,548	2,288,606

Total liabilities and shareholders’ equity	$3,378,273	$3,329,531

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES:
Total revenues	$544,854	$491,706	$1,603,610	$1,475,586

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation, amortization and impairments shown below	115,951	106,473	349,090	305,925
Excess purchase commitment	24,632	—	24,632	—
Excess Inventory Reserve	57,178	—	57,178	—
Contract termination	—	—	3,845	—

Total cost of revenues	197,761	106,473	434,745	305,925

Selling, general and administrative, exclusive of co-promotion fees	135,075	112,802	383,601	320,517
Special legal and professional fees	1,211	(5,502)	723	(1,037)
Co-promotion fees	48,971	50,294	142,453	162,615

Total selling, general, and administrative expense	185,257	157,594	526,777	482,095

Depreciation and amortization	34,659	36,361	107,749	109,273
Accelerated depreciation	2,103	1,472	5,103	1,472
Research and development	34,889	38,419	104,515	102,931
Research and development-in-process upon acquisition	200	25,000	3,300	110,000
Asset impairments	147,838	—	222,648	279
Restructuring charges	20,274	3,202	20,734	3,194

Total operating costs and expenses	622,981	368,521	1,425,571	1,115,169

OPERATING (LOSS) INCOME	(78,127)	123,185	178,039	360,417
OTHER (EXPENSE) INCOME:
Interest expense	(1,792)	(1,894)	(5,670)	(7,925)
Interest income	10,678	8,489	28,461	22,842
Loss on investment	(10,453)	—	(10,453)	—
(Loss) gain on early extinguishment of debt	—	(11)	—	698
Other, net	(416)	101	(681)	(613)

Total other (expense) income	(1,983)	6,685	11,657	15,002

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(80,110)	129,870	189,696	375,419
Income tax (benefit) expense	(39,583)	40,020	49,310	123,931

(LOSS) INCOME FROM CONTINUING OPERATIONS	(40,527)	89,850	140,386	251,488

DISCONTINUED OPERATIONS
(Loss) income from discontinued operations	(16)	865	(351)	775
Income tax (benefit) expense	(5)	310	(125)	278

Total (loss) income from discontinued operations	(11)	555	(226)	497

NET (LOSS) INCOME	$(40,538)	$90,405	$140,160	$251,985

Basic net (loss) income per common share	$(0.17)	$0.37	$0.58	$1.04

Diluted net (loss) income per common share	$(0.17)	$0.37	$0.57	$1.04

Shares used in basic net (loss) income per share	243,119	242,256	242,752	242,163
Shares used in diluted net (loss) income per share	243,119	242,798	244,142	242,711

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING SPECIAL ITEMS — NON GAAP
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES:
Total revenues	$544,854	$491,706	$1,603,610	$1,475,586

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization	115,951	106,473	349,090	305,925

Selling, general and administrative, exclusive of co-promotion fees	135,075	112,802	383,601	320,517
Co-promotion fees	48,971	50,294	142,453	162,615

Total selling, general, and administrative expense	184,046	163,096	526,054	483,132

Depreciation and amortization	34,659	36,361	107,749	109,273
Research and development	34,889	38,419	104,515	102,931

Total operating costs and expenses	369,545	344,349	1,087,408	1,001,261

OPERATING INCOME	175,309	147,357	516,202	474,325
OTHER INCOME (EXPENSE):
Interest expense	(1,792)	(1,894)	(5,670)	(7,925)
Interest income	10,678	8,489	28,461	22,842
Other, net	(416)	101	(681)	(613)

Total other income	8,470	6,696	22,110	14,304

INCOME BEFORE INCOME TAXES	183,779	154,053	538,312	488,629
Income tax expense	55,896	48,430	174,945	164,690

NET INCOME	$127,883	$105,623	$363,367	$323,939

Basic net income per common share	$0.53	$0.44	$1.50	$1.34

Diluted net income per common share	$0.52	$0.44	$1.49	$1.33

Shares used in basic net income per share	243,119	242,256	242,752	242,163
Shares used in diluted net income per share	244,206	242,798	244,142	242,711

KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP measures to amounts reported under GAAP:

	Three Months Ended September 30, 2007		Nine Months Ended September 30, 2007
		EPS		EPS
Net income, excluding special items	$127,883		$363,367
Diluted income per common share, excluding special items		$0.52		$1.49
SPECIAL ITEMS:
Excess purchase commitment (cost of revenues)	(24,632)	(0.10)	(24,632)	(0.10)
Contract termination (cost of revenues)	—	—	(3,845)	(0.02)
Excess Inventory reserve (cost of revenues)	(57,178)	(0.23)	(57,178)	(0.23)
Special legal and professional fees (selling, general, and administrative)	(1,211)	(0.01)	(723)	(0.00)
Accelerated depreciation (other operating costs and expenses)	(2,103)	(0.01)	(5,103)	(0.02)
Research and development-in-process upon acquisition (other operating costs and expenses)	(200)	(0.00)	(3,300)	(0.01)
Asset impairments (other operating costs and expenses)	(147,838)	(0.61)	(222,648)	(0.92)
Restructuring charges (other operating costs and expenses)	(20,274)	(0.08)	(20,734)	(0.09)
Loss on investment (other income (expense))	(10,453)	(0.04)	(10,453)	(0.04)
Loss from discontinued operations	(16)	(0.00)	(351)	(0.00)

Total special items before income taxes	(263,905)	(1.08)	(348,967)	(1.43)
Income tax benefit from special items	95,484	0.39	125,760	0.51

Net income	$(40,538)		$140,160

Diluted (loss) income per common share, as reported under GAAP		$(0.17)		$0.57

	Three Months Ended September 30, 2006		Nine Months Ended September 30, 2006
		EPS		EPS
Net income, excluding special items	$105,623		$323,939
Diluted income per common share, excluding special items		$0.44		$1.33
SPECIAL ITEMS:
Special legal and professional fees (selling, general, and administrative)	5,502	0.02	1,037	0.01
Accelerated depreciation (other operating costs and expenses)	(1,472)	(0.01)	(1,472)	(0.01)
Research and development-in-process upon acquisition (other operating costs and expenses)	(25,000)	(0.10)	(110,000)	(0.45)
Intangible asset impairment (other operating costs and expenses)	—	—	(279)	(0.00)
Restructuring charges (other operating costs and expenses)	(3,202)	(0.01)	(3,194)	(0.01)
(Loss) gain on early extinguishment of debt (other income (expense))	(11)	(0.00)	698	0.00
Income (loss) from discontinued operations	865	0.00	775	0.00

Total special items before income taxes	(23,318)	(0.10)	(112,435)	(0.46)
Income tax benefit from special items	8,100	0.03	40,481	0.17

Net income	$90,405		$251,985

Diluted income per common share, as reported under GAAP		$0.37		$1.04

KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE THIRD QUARTERS ENDED SEPTEMBER 30, 2007 AND 2006
King recorded special items during the third quarter ended September 30, 2007 resulting in a net charge of $264 million, or $168 million net of tax, primarily due to (i) a charge totaling $146 million related to the impaired value of the intangible assets associated with ALTACE®, (ii) charges totaling $82 million primarily related to the impaired value of raw material inventory and related contracts associated with ALTACE®, and (iii) a charge totaling $20 million related to the restructuring of the Company’s workforce. With respect to the restructuring, the Company expects to incur an additional special charge of approximately $50 million in the fourth quarter of this year.
During the third quarter ended September 30, 2006, King recorded special items resulting in a net charge of $23 million, or $15 million net of tax, primarily due to a $25 million charge related to acquired in-process research and development associated with King’s collaboration with Arrow and certain of its affiliates to commercialize novel formulations of Altace®.

KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
King recorded special items during the nine months ended September 30, 2007 resulting in a net charge of $349 million, or $223 million net of tax, primarily due to (i) a charge totaling $146 million related to the impaired value of the intangible assets associated with ALTACE®, (ii) charges totaling $82 million primarily related to the impaired value of raw material inventory and related contracts associated with ALTACE®, (iii) an impairment charge totaling $47 million related to the Company’s sale of its Rochester, Michigan sterile manufacturing facility and certain legacy branded products, (iv) an impairment charge totaling $29 million related to Intal® and Tilade® as a result of the Company’s decision to no longer pursue the development of a new formulation of Intal® utilizing HFA as a propellant, and (v) a charge totaling $21 million related to the restructuring of the Company’s workforce. With respect to the restructuring, the Company expects to incur an additional special charge of approximately $50 million in the fourth quarter of this year.
King recorded special items during the nine months ended September 30, 2006, resulting in a net charge of $112 million, or $72 million net of tax, primarily due to $110 million in charges related to acquired in-process research and development associated with King’s entry into a strategic collaboration with Arrow and certain of its affiliates to commercialize novel formulations of Altace®.
EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620